                                     EXHIBIT 2.2




                              BINARY THERAPEUTICS, INC.
                                 125 PARTRIDGE DRIVE
                                  WESTWOOD, MA 02090


                                  February 27, 1997

BY FACSIMILE

H. Laurence Shaw                       H. Laurence Shaw
President and Chief Executive Officer  President and Chief Executive Officer
Xytronyx, Inc.                         XYX Acquisition Corp.
6555 Nancy Ridge Drive, Suite 200      6555 Nancy Ridge Drive, Suite 200
San Diego, CA 92121                    San Diego, CA 92121

    Re:  AGREEMENT AND PLAN OF MERGER

Dear Laurence:

         Binary Therapeutics, Inc. ("BTI"), for good and valuable consideration and as heretofore authorized by its Board of Directors, irrevocably consents and agrees, effective as of the date hereof, to the following amendments, supplements and modifications to the Agreement and Plan of Merger entered into June 4, 1996, by and among Xytronyx, Inc., XYX Acquisition Corp. and BTI (the "Plan of Merger") (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan of Merger):

         1. Section 9.2 of the Plan of Merger is modified and amended by adding at the end thereof the following words "; provided, however, that the obligation of XYX to lend any amount pursuant to this Section 9.2 shall be suspended for the 120-day period commencing February 24, 1997 (the "Review Period"); and provided, further, that if the Plan of Merger is terminated for any reason before the expiration of the Review Period, XYX will not be obligated to make any loan pursuant to this Section 9.2."

         2. Section 10.1(H) of the Plan of Merger is modified and amended by deleting the words "April 30, 1997," and substituting in lieu thereof the words "a period of ten business days after the completion of a clinical study on a set of patients where doses of 1.5 mg/kg of Boronated Porphyrin Compound (BOPP)

H. Laurence Shaw                                                        Page 2
February 27, 1997


    does not depress the platelet count of such patients by more than one-third in the aggregate, unless" .

                                  Very truly yours,

                                  BINARY THERAPEUTICS, INC.



                                  /s/ Joseph Y. Chang
                                  -------------------
                                  Joseph Y. Chang
                                  President and Chief Executive Officer


The foregoing is acknowledged and agreed to:

XYTRONYX, INC.



/s/ H. Laurence Shaw
--------------------
H. Laurence Shaw
President and Chief Executive Officer


XYX ACQUISITION CORP.



/s/ H. Laurence Shaw
--------------------
H. Laurence Shaw
President and Chief Executive Officer